UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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GANNETT CO., INC.
(Name of Registrant as Specified in Its Charter)

MNG ENTERPRISES, INC.

MNG INVESTMENT HOLDINGS LLC

STRATEGIC INVESTMENT OPPORTUNITIES LLC

ALDEN GLOBAL CAPITAL LLC

HEATH FREEMAN

TIMOTHY A. BARTON

R. JOSEPH FUCHS

GUY GILMORE

DANA NEEDLEMAN

STEVEN B. ROSSI

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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MNG Enterprises, Inc., together with the other participants named herein (collectively, “MNG”), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of director nominees at the 2019 annual meeting of stockholders of Gannett Co., Inc., a Delaware corporation.

Item 1: On February 20, 2019, MNG issued the following press release, which was also posted by MNG to www.savegannett.com:

MNG ENTERPRISES, INC.

MNG URGES GANNETT SHAREHOLDERS TO DEMAND ANSWERS TO THESE QUESTIONS ON ITS EARNINGS CALL

Launches Website www.SaveGannett.com

February 20, 2019 – Denver, CO – MNG Enterprises, Inc. (“MNG”), which owns 7.5% of the outstanding shares of Gannett Co., Inc. (NYSE: GCI) (“Gannett” or “the “Company”), is urging Gannett shareholders to read MNG’s January 14 letter to Gannett and, on the Company’s earnings call at 10:00 AM today, to demand answers to the still unanswered questions about the Company’s recent actions and path forward.

On January 14, MNG proposed acquiring Gannett for $12 per share in cash, representing a 41% premium to Gannett’s 2018 year-end share price, and asked the Gannett Board to do the following: (1) enter into discussions with MNG about a strategic combination; (2) hire an investment bank to conduct a review of strategic alternatives, including a potential sale of the Company; (3) commit to a moratorium on digital acquisitions; and (4) commit to a feasible, strategic and financial path forward before hiring a new CEO.

Instead, on February 4, 2019, Gannett rejected MNG’s premium all-cash proposal and refused to extend the deadline for director nominations without even first meeting with MNG and its advisors. Having done so, Gannett now will likely seek to spin the Company’s quarterly results in the best possible light, despite the reality of Gannett’s continuing underperformance, and is unlikely to allow questions from MNG, its largest active shareholder.

MNG believes the owners of Gannett deserve better and calls on its fellow shareholders to demand answers to the following questions on today’s earnings call:

1.	Since 2015, Gannett has spent ~$350mm on digital acquisitions (or 36% of Gannett’s entire market capitalization1) while EBITDA has declined by 31%[2] and Free Cash Flow has declined by close to 50%[3]. Why should shareholders view this strategy shift from print towards digital as anything but a substantial waste of shareholder capital, and why should shareholders have any reason to believe that the Board’s digital strategy will ever bear fruit?

2.	Why has the Board approved dramatic increases in CEO compensation at a CAGR of 17% from 2015 to 2017, despite a significant decline in share price during that period and consistent operational underperformance?

3.	Given Gannett’s continued underperformance, lower margins relative to peers and poor capital allocation, why should shareholders believe this Board will not keep destroying shareholder value? How does the Board respond to J.P. Morgan’s characterization of MNG’s proposal as a potentially favorable exit for shareholders “with softness in revenue and adj. EBITDA likely to continue for GCI”? [4]

4.	As of the end of 2018, Gannett’s share price had declined 41% since its spin-off from TEGNA Inc. in 2015. What is Gannett’s standalone plan to achieve more than a $12 per share valuation in the next year absent the MNG transaction, and why will the next year be different than previous years? How did Gannett determine that the $12 per share proposal undervalues the Company?

1 Based on Gannett stock price on December 31, 2018

2 From 2014 to projected 2018 (Projected 2018E Adjusted EBITDA calculated from midpoint of Revenue and EBITDA outlook provided by management in its 3Q 2018 earnings release)

3 From 2014 to Q3 2018 on an LTM basis

4 J.P. Morgan Research Report, January 14, 2019 (permission to quote this report was neither sought nor obtained.)

5.	Given that the pro forma leverage ratio of a combined MNG-Gannett would be low relative to peers, why do you believe MNG’s proposal would be difficult to finance?
6.	Under what circumstances would the Gannett Board allow MNG to conduct customary due diligence and enter into discussions regarding a mutually beneficial transaction on potentially improved terms and/or initiate a strategic review process?

7.	Why did you reject MNG’s offer and deny their request to extend the director nomination deadline before even meeting with MNG, rather than engaging in good faith to satisfy your fiduciary duties to shareholders?

Moelis & Company is acting as financial advisor to MNG Enterprises. Olshan Frome Wolosky LLP is serving as legal counsel to MNG Enterprises. Okapi Partners LLC is serving as proxy solicitor.

MNG’s January 14th letter to the Gannett Board, information about Gannett’s underperformance and MNG’s proposal to acquire Gannett is available at www.SaveGannett.com.

About MNG Enterprises

MNG Enterprises, Inc. is one of the largest owners and operators of newspapers in the United States by circulation, with approximately 200 publications including The Denver Post, The San Jose Mercury News, The Orange County Register and The Boston Herald. MNG is a leader in local, multi-platform news and information, distinguished by its award-winning original content and high quality, diversified portfolio of both print and local news and information web sites and mobile apps offering rich multimedia experiences across the nation. For more information, please visit www.medianewsgroup.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

MNG Enterprises, Inc., together with the other participants named herein (collectively, “MNG”), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2019 annual meeting of stockholders of Gannett Co., Inc., a Delaware corporation (the “Company”).

MNG STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The “Participants” in the proxy solicitation are anticipated to be MNG Enterprises, Inc. (“MNG Enterprises”), MNG Investment Holdings LLC (“MNG Holdings”), Strategic Investment Opportunities LLC (“Opportunities”), Alden Global Capital LLC (“Alden”), Heath Freeman, Timothy A. Barton, R. Joseph Fuchs, Guy Gilmore, Dana Needleman and Steven B. Rossi.

As of the date hereof, Opportunities beneficially owns 8,506,799 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company. MNG Enterprises, as the sole member of MNG Holdings, may be deemed the beneficial owner of the 8,506,799 shares owned by Opportunities. MNG Holdings, as the managing member of Opportunities, may be deemed the beneficial owner of the 8,506,799 shares owned by Opportunities. Alden, as the investment manager of funds that collectively hold a majority voting interest in MNG Enterprises, may be deemed the beneficial owner of the 8,506,799 shares owned by Opportunities. Mr. Freeman, as the President of Alden, may be deemed the beneficial owner of the 8,506,799 shares owned by Opportunities. As of the date hereof, Messrs. Barton, Fuchs, Gilmore and Rossi and Ms. Needleman do not beneficially own any Common Stock.

MEDIA CONTACT:

Reevemark

Paul Caminiti / Hugh Burns / Renée Soto

+1 212.433.4600

MNGInquiries@reevemark.com

INVESTOR CONTACT:

Okapi Partners LLC

Bruce Goldfarb/Pat McHugh

+ 212.297.0720

info@okapipartners.com

Item 2: The following materials were posted by MNG to www.savegannett.com:

MediaNews Group

Home | Nominees | Questions for Gannett | Shareholder Materials | About MNG

We believe Gannett shareholders deserve better

In stark contrast to Gannett's declining EBITDA margins as shown below, MNG has increased Adjusted EBITDA margins for each of the last 4 years, and has a consolidated EBITDA margin near the top of the industry. Our nominees have years of operational and transactional experience, including years of experience in the newspaper industry, to be able to maximize value for shareholders

Gannett Adjusted EBITDA margin
13.4%
11.8%
11.4%
11.2%
FY2015
FY2016
FY2017
2018E
Source: Company filings; 2018E Adjusted EBITDA margin calculated from midpoint of Revenue and EBITDA outlook provided by GCI management during November 8, 2018 earnings release

MediaNews Adjusted EBITDA margin
11.6%
13.9%
14.4%
16.2%
FY2015
FY2016
FY2017
FY2018
Source: Proprietary data; MediaNews data for FY2018 is actual for the fiscal year ended on June 30, 2018

Shareholder Nominees

Timothy A. Barton

Founder, Freightquote.com, Inc.

VIEW BIO

Heath Freeman

President, Alden Global Capital LLC

VIEW BIO

R. Joseph Fuchs

President, Rockfleet Broadcasting, Inc.

VIEW BIO

Guy Gilmore

Chief Operating Officer, MediaNews Group

VIEW BIO

Dana Goldsmith Needleman

Principal, The Cogent Group

VIEW BIO

Steven B. Rossi

Former President/COO MediaNews Group

VIEW BIO

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Reevemark
Paul Caminiti / Hugh Burns / Renée Soto
+1 212.433.4800
MNGInquiries@reevemark.com

MediaNews Group

Home | Nominees | Questions for Gannett | Shareholder Materials | About MNG

Timothy A. Barton

Mr. Barton has served on the board of directors of Fred's, Inc., an operator of discount value stores, since April 2017.

In 1998, Mr. Barton founded Freightquote.com, Inc. ("Freightquote"), an online transportation broker of freight services, and served as its Chairman and CEO until its sale to C.H. Robinson Worldwide Inc., a provider of multimodal transportation services and third-party logistics, in 2015.

Prior to founding Freightquote, Mr. Barton was the Co-Founder and President of UWI Association Programs, a telecommunications company, which grew into Network Long Distance before being acquired by IXC Communications/Broadwing Corporation in 1998.

Mr. Barton earned his B.A. in Business from the University of Kansas and an M.S. in Finance from Louisiana State University.

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Heath Freeman

Mr. Freeman has served as the President of Alden Global Capital, LLC since 2014 and is a Founding Member.

Prior to Alden, Mr. Freeman worked at Smith Management LLC, an investment manager, where he was responsible for investing in deeply undervalued companies and special situations, from 2006 to 2007. He began his career as an analyst at Peter J. Solomon Company, a boutique investment bank, where he worked on mergers and acquisitions, restructurings and refinancing assignments, from 2003 to 2006.

Mr. Freeman serves as Vice Chairman of MNG, owner of one of the largest newspaper businesses in the United States, and has been a director since January 2011. He has been the Chairman of Fred's, Inc., an operator of discount value stores, since September 2017 and has been a Director since August 2017. He also serves as Chairman of the Advisory Board at Jewish Life at Duke University's Freeman Center.

Mr. Freeman holds a B.A. from Duke University.

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R. Joseph Fuchs

Mr. Fuchs has served as the executive chairman of MNG, owner of one of the largest newspaper businesses in the United States, since 2012. He also currently serves as the President of Rockfleet Broadcasting, Inc., a broadcasting company based in Palm Beach, Florida with three stations in its family, since 1998.

Prior to that Mr. Fuchs served as the President of Rockfleet Media, a publisher of weekly newspapers in New Jersey, from 1993 until 1999. Mr. Fuchs also had an equity interest in a Fox Television station in Colorado, from 1984 until 2003.

Earlier in his career Mr. Fuchs held various senior level positions at Kidder, Peabody & Co., a securities firm, including having served as the Managing Director for the International Equity Marketing Group, member of the Management Committee and Director of Equity Research, from 1964 to 1995, as well as serving on the board of directors. During his time at Kidder, Peabody & Co. Mr. Fuchs was also a top ranked media analyst with many years working on GCI.

Mr. Fuchs received his B.S. in Economics from the Wharton School at University of Pennsylvania and his M.B.A from Columbia University.

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Guy Gilmore

Mr. Gilmore currently serves as the Chief Operating Officer of MNG, owner of one of the largest newspaper businesses in the United States, since October 2017.

Previously, Mr. Gilmore served as the Executive Vice President East of MNG from September 2013 until October 2017. Before that, Mr. Gilmore served as President and Publisher of the St. Paul Pioneer Press (n/k/a the Twin Cities Pioneer Press), a Saint Paul, Minnesota, based newspaper from 2007 until 2013 and its Vice President from 2005 until 2007.

Earlier in his career Mr. Gilmore served as the President and Publisher of Allentown Morning Call, as well as several other senior positions at the Baltimore Sun, the Portland Oregonian, the Nashville Tennessean & Banner, USA Today and GCI.

Mr. Gilmore received his B.A. in English Literature from University of California at Riverside, where he graduated Magna Cum Laude and as a Phi Beta Kappa member.

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Shareholder Materials

February 11, 2019
Press Release: MNG Enterprises Responds to Gannett's Misleading Comments on MNG Proposal

February 11, 2019
MNG February 11th Response Statement

February 7, 2019
Press Release: MNG Continues to Pursue a Strategic Acquisition of Gannett at $12.00 Per Share in Cash

February 4, 2019
MNG February 4th Response Statement

February 4, 2019
Press Release: MNG Enterprises Responds to Gannett's Rejection of MNG's All-Cash Proposal

January 14, 2019
Press Release: MNG Enterprises Proposes to Acquire Gannett for $12.00 Per Share in Cash

January 14, 2019
MNG's Letter to the Board of Directors at Gannett

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Item 3: On February 20, 2019, MNG issued the following statement:

“Gannett’s disappointing year-end earnings and guidance underscore MNG’s concerns about the health and direction of the business. Gannett has lost two-thirds of its free cash flow since 2014 and now forecasts continuing declines in their adjusted EBITDA for 2019. Despite touting revenue gains in its digital assets, Gannett only partially disclosed the profitability of those assets and reaffirmed its interest in making additional digital acquisitions. It’s hard to fathom how the Gannett Board can continue to reject a premium, cash acquisition proposal when further declines and value destruction are on the horizon.”